EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Joy Global Inc. (the “registrant”) on Form 10-Q for the quarter ended July 27, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Michael W. Sutherlin and Michael S. Olsen, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: August 30, 2012

/s/ Michael W. Sutherlin
Michael W. Sutherlin
President and
Chief Executive Officer

/s/ Michael S. Olsen
Michael S. Olsen
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)